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                                                               EXHIBIT 10.51


                                        * CONFIDENTIAL TREATMENT REQUESTED.
                                          CONFIDENTIAL PORTION HAS BEEN FILED
                                          SEPARATELY WITH THE SECURITIES AND
                                          EXCHANGE COMMISSION.


                           MEMORANDUM OF UNDERSTANDING

Based on preliminary discussions, Infoseek Corporation ("Infoseek") with principal offices at 2620 Augustine Drive, Suite 250, Santa Clara, CA 95054 and IDG COMMUNICATIONS INC. ("IDG") with principal offices at ONE EXETER PLAZA, BOSTON, MA 02116 have decided that detailed negotiations are appropriate regarding the possible agreement between Infoseek and IDG for (a) placement of IDG editorial content and IDG Icons within (i) certain iZones ("IDG iZones") and certain Topics ("Topics") of the Directory ("IDG Topics") of the Infoseek Guide Service, (ii) on certain intermediate pages ("Interim Pages") linked from the iZones and Topics; and (b) the placement of Infoseek Guide Icons on IDG Websites.

This Memorandum of Understanding ("MOU") covers the draft proposal of the terms and conditions of the placement agreement, exchange of information and conduct of such negotiations. The parties wish to avoid any misunderstandings and disputes which might otherwise occur in the event that a comprehensive agreement in this subject is not fully negotiated and fully executed.

The parties acknowledge that and agree that the subject matter of these negotiation will involve numerous interrelated business and technical factors and that, except as set forth in this MOU, neither party shall be bound to the other for any performance, payment, license, right, or reliance with respect to the subject matter, unless and until all material terms have been set forth in the separate and binding agreement signed by both parties ("Comprehensive Agreement"). All proposals, letters, agreement drafts, points of proposed or actual agreements, "Term Sheets", memos, charts used or exchanged in the negotiations either shall be reflected in the Comprehensive Agreement or shall be deemed rejected, rescinded and void upon the end of negotiations. Nothing contained in this MOU shall be deemed to limit the scope of the negotiations or the content of the Comprehensive Agreement.

For purposes of this MOU the term "IDG Publications" means MacWorld and PCWorld, and such other publications of IDG as mutually agreed to by the parties, each of which shall be the basis of an iZone pursuant to the Comprehensive Agreement.

I        A.       IDG iZone Placement Terms

                  1. Infoseek will create an IDG iZone for the Macintosh and an IDG iZone for PCWorld in collaboration with IDG's editorial personnel. The IDG iZone specific to
       *                   the [] shall be on [] for the term of the
       *                   Comprehensive Agreement. Such [ ] IDG iZone shall be
       *                   positioned among the [ ] iZone listings. The IDG
       * iZone specific to [] shall be on [] basis for the term of the Comprehensive Agreement. During the
       *                   [] term of the Comprehensive Agreement, Infoseek will
       *                   [] iZones for the following []: [] and [].

                  2. Infoseek will place up to five (5) links, on a non-exclusive basis, from such IDG iZones to Interim Pages hosted by IDG on MacWorld and PCWorld WWW sites, as applicable. Interim Pages shall contain articles or features either extracted from the applicable IDG Publications or written specifically by IDG for such pages. Advertising banners sold by IDG will also be displayed on Interim Pages.

                  3. IDG will provide to Infoseek mutually agreed upon graphic files for the logos and editorial content which meet Infoseek's iZones standards. Infoseek and IDG anticipate that such editorial content will be
       *                   updated by IDG every [ ].

                  4. IDG will create up to five (5) Interim Pages. Creation of IDG iZones for additional IDG-based publications and related Interim Pages shall be subject to prior mutual agreement.

                  5. IDG will place the Infoseek Directory logo and search entry box (HTML) in a prominent position on the applicable IDG Publications' Websites and track the number of displays of such Infoseek logo. The frequency of such tracking report will be mutually agreed upon by both parties.

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* CONFIDENTIAL TREATMENT REQUESTED
  FOR REDACTED PORTION

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         B.       IDG iZone Placement Financials

                  1. During the initial six (6) month period of the Comprehensive Agreement, for each IDG iZone, IDG
        * will receive [ ] of the Net Advertising Revenues received and recognized by Infoseek from advertisers for ad impressions sold specifically for such applicable IDG iZones. "Net Advertising Revenues" as used herein means such gross advertising revenues for such ad impressions sold specifically for such IDG iZones less (a) any amounts for refunds or other credits, including, but not limited to, amounts credited for bad debt or fraud, or for advertisement for advertisement barter or other barter revenue; (b) any sales-related expenses payable by Infoseek, including, without limitation, internal and/or external sales commissions, advertising agency fees, or royalties payable to third parties; and (c) any applicable sales, use, value-added or withholding taxes, or export duties or similar charges required to be paid or withheld by Infoseek.

                  2.       The method of payment (either cash or advertising
         *                 credit or a combination thereof) of the [ ]
                           Net Advertising Revenues attributable to the remaining six (6) month period of the Comprehensive Agreement payable by Infoseek to IDG shall be mutually agreed upon prior to the commencement of such six (6) month period.

                  3. Within the IDG iZones, Infoseek will provide up to five (5) links to the Interim Pages pursuant to
                           Section I.A.2. above. Infoseek and IDG will share advertising revenues ("IDG Revenues") for ad banners sold and delivered by IDG and displayed on such
         *                 Interim Pages. Infoseek will receive [ ] of the IDG
         * Net Advertising Revenues and IDG will retain [ ] of the IDG Net Advertising Revenues. "IDG Net Advertising Revenues" as used herein means gross IDG Revenues less (a) any amounts for refunds or other credits, including, but not limited to, amounts credited for bad debt or fraud, or for advertisement for advertisement barter or other barter revenue; (b) any sales-related expenses payable by IDG, including, without limitation, internal and/or external sales commissions, advertising agency fees, or royalties payable to third parties; and (c) any applicable sales, use, value-added or withholding taxes, or export duties or similar charges required to be paid or withheld by IDG.

II.      A.       IDG Topics Sponsorship Terms

         *        1.       Infoseek will provide IDG with [
                                                              ], and additional
                           exclusive or non-exclusive IDG Topics related to IDG
                           Publications as may be mutually agreed upon by both parties (collectively "IDG Topics"), within the Topics during the one (1) year term of the
         *                 Comprehensive Agreement. Such [ ], [ ], and [ ]
                           shall be positioned one (1) level below the "Computers and Internet" Topic position.

                  2. Infoseek will place applicable IDG logos within the IDG Topics pages and track the number of displays of such logos. The frequency of such tracking report will be mutually agreed upon by both parties. Such logos will meet Infoseek's standard specifications for height, width and file size.

                  3. Infoseek will place up to five (5) links, on a non-exclusive basis, from each of the IDG Topics to Interim Pages hosted by IDG.

                  4. IDG will provide to Infoseek mutually agreed upon graphic files which meet Infoseek's standards for the Topics sponsorship.

                  5. IDG will provide to Infoseek the IDG reviews of sites which meet Infoseek's standards for reviews which include number of reviews per topic, frequency of updates, and style guidelines.

                  6. IDG will create up to five (5) additional Interim Pages, or have the option to use the same five (5) Interim Pages as described in Section I.A2. above. Additional IDG Topics and related Interim Pages shall be as mutually agreed upon in writing in advance by both parties.

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*CONFIDENTIAL TREATMENT REQUESTED
 FOR REDACTED PORTION

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                  7.       IDG will place the Infoseek Directory logo and search
                           entry box (HTML) in a prominent position on the applicable IDG Publications' Websites and track the number of displays of such Infoseek logo. The frequency of such tracking report will be mutually agreed upon by both parties.

         B.       IDG Topics Sponsorship Financials

                  1. During the initial six (6) month period of the Comprehensive Agreement, for each IDG Topic, IDG
         * will receive [ ], of the Net Advertising Revenues received and recognized by Infoseek from advertisers for ad impressions sold specifically for the applicable IDG Topic. "Net Advertising Revenues" as used herein means such gross ad revenues for such ad impressions sold specifically for the IDG Topic less
                           (a) any amounts for refunds or other credits, including, but not limited to, amounts credited for bad debt or fraud, or for advertisement for advertisement barter or other barter revenue; (b) any sales-related expenses payable by Infoseek, including, without limitation, internal and/or external sales commissions, advertising agency fees, or royalties payable to third parties; and (c) any applicable sales, use, value-added or withholding taxes, or export duties or similar charges required to be paid or withheld by Infoseek.

                  2.       The method of payment (either cash or advertising
         * credit or combination thereof) of the [ ] Net Advertising Revenues attributable to the remaining six (6) month period of the Comprehensive Agreement payable by Infoseek to IDG shall be mutually agreed upon prior to the commencement of such six (6) month period.

                  3. Within the IDG Topics, Infoseek will provide up to five (5) links to the Interim Pages pursuant to
                           Section II A. 3. Infoseek and IDG will share
                           advertising revenues ("IDG Revenues") for ad banners sold and delivered by IDG and displayed on such Interim Pages. Infoseek will receive
         *                 [                    ] of the IDG Net Advertising
         * Revenues and IDG will retain [ ] of the IDG Net Advertising Revenues. "IDG Net Advertising Revenues" as used herein means gross IDG Revenues less (a) any amounts for refunds or other credits, including, but not limited to, amounts credited for bad debt or fraud, or for advertisement for advertisement barter or other barter revenue; (b) any sales-related expenses payable by IDG, including, without limitation, internal and/or external sales commissions, advertising agency fees, or royalties payable to third parties; and (c) any applicable sales, use, value-added or withholding taxes, or export duties or similar charges required to be paid or withheld by IDG.

III.     Logo Display Balancing for IDG iZone and IDG Topics

         On a quarterly basis, Infoseek and IDG will account for the total quantity of their respective logos which have been displayed on their respective sites for both IDG iZones and IDG Topics and Infoseek Directory logos on IDG Publications' Websites during the previous quarter. The difference in the quantity of Infoseek logo displays and IDG logo displays will be paid to either Infoseek or IDG, as applicable, in the form of advertising credits which credit shall be applied as follows:

                  (i) In the event Infoseek owes IDG additional logo displays Infoseek will display the quantity owed as ad banners;

                  (ii) in the event IDG owes Infoseek additional logo displays, IDG will display either the quantity owed as ad banners or an equivalent value in print advertisements.

         Rate cards for such logo displays will be based upon mutually agreed upon pricing, terms and conditions as set forth in the Comprehensive Agreement.

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*CONFIDENTIAL TREATMENT REQUESTED
 FOR REDACTED PORTION

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         Any such ad banner credits shall be applied during the then current quarter or the quarter immediately following.

IV.      Term

         The term of the Comprehensive Agreement shall be One (1) year from the effective date of such Comprehensive Agreement.

V.       General

         1. The overall performance of both parties under the Comprehensive Agreement shall be reviewed by both parties approximately six (6) months from the effective date of such Comprehensive Agreement.

         2. Each party shall bear its own expenses and costs with regard to all negotiations and activities relating to this MOU.

         3. Notwithstanding any other provision of this MOU, to the extent the provisions of the Infoseek Mutual Confidential Disclosure Agreement dated April 22, 1996 ("CDA"), conflict with the terms of this MOU, the CDA shall control. Neither party shall disclose the subject matter, the purpose, or the existence of this MOU without the prior written consent of the other party, except as required by law and government regulations, and except for disclosure on a need to know basis to its own employees, and its legal, investment, financial and other professional advisors.

         4. Neither party shall make a claim against, nor be liable to, the other for consequential damages, including but not limited to lost profits, suffered by it because of any performance or failure to perform any obligations hereunder, or for termination of negotiations without a Comprehensive Agreement. Nothing in this MOU obligates either party to sell or purchase any item from the other party, nor to enter into any Comprehensive Agreement.

         5. No obligation, covenant, or agreement relating to this MOU shall be binding until the Comprehensive Agreement is approved and signed by Infoseek and IDG.

         6. Both parties agree that this MOU is the complete and exclusive statement of understanding between the parties and supersedes all prior agreements, whether oral or written, with respect to the subject matter hereof.

ACCEPTED AND AGREED TO:                             ACCEPTED AND AGREED TO:

IDG COMMUNICATIONS INC.                  INFOSEEK CORPORATION

By:                                      By:
   ---------------------------                -----------------------------
         Authorized Signature                     Authorized Signature

Name:  KELLY CONLIN                      Name:  Andrew E. Newton
   ---------------------------                -----------------------------
         Print                                    Print

Title:  PRESIDENT                        Title: Vice President & General Counsel
   ---------------------------                 ---------------------------------

Date:   4/18/96                          Date:  April 22, 1996
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